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                  [LETTERHEAD OF STINSON, MAG & FIZZELL, P.C.]




                                       July 25, 1995



Cerner Corporation
2800 Rockcreek Parkway
Suite 601
Kansas City, Missouri 64117

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 of Cerner Corporation, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (File No. ________) (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 3,200,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), to be offered by the Company, 240,000 shares of Common Stock to be offered by certain Selling Stockholders of the Company and 516,000 shares of Common Stock which may be offered by the Company pursuant to an over-allotment option granted to the underwriters for the offering.

     We have examined the Certificate of Incorporation, the Bylaws of the Company, as currently in effect, minutes of the applicable meetings of the board of directors and stockholders of the Company, together with such other corporate records, certificates of public officials and other documents as we have deemed relevant to this opinion.

     Based upon the foregoing, it is our opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     2. All necessary corporate action has been taken to authorize the issuance and sale by the Company of 3,716,000 shares of Common Stock, par value $.01 per share, for the consideration set forth in the Registration Statement, and, upon the issuance and sale of such shares for such consideration, such shares will be duly and legally issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the heading "Legal Matters" in the Prospectus which constitutes a part of such Registration Statement. We also consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.


                                       Very truly yours,

                                       STINSON, MAG & FIZZELL, P.C.